Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Michael W. Arthur, Interim Chief Executive Officer, John A. Coletta, Chief Financial Officer, and Robert E. Gowdy, Jr., Controller and Chief Accounting Officer of Einstein Noah Restaurant Group, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Annual Report of the Company on Form 10-K for the year ended December 31, 2013, as filed with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 27, 2014	By:	/S/ MICHAEL W. ARTHUR
Michael W. Arthur Interim Chief Executive Officer (Principal Executive Officer)

Dated: February 27, 2014	By:	/S/ JOHN A. COLETTA
John A. Coletta Chief Financial Officer (Principal Financial Officer)

Dated: February 27, 2014	By:	/S/ ROBERT E. GOWDY, JR.
Robert E. Gowdy, Jr. Controller and Chief Accounting Officer (Principal Accounting Officer)